Exhibit 99.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxey Act of 2002

In connection with the Quarterly Report on Form 10-Q of Rotech Healthcare Inc. (the “Company”) for the quarterly period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philip L. Carter, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the quarter ended, March 31, 2003.

                     /S/    PHILIP L. CARTER

Name: Philip L. Carter

Title:   President and Chief Executive Officer

Date:   May 15, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.